Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form F-1 of Immatics N.V. of our report dated March 30, 2021 relating to the financial statements of Immatics N.V, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Stuttgart, Germany

March 30, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer

(German Public Auditor)	(German Public Auditor)